UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2005

THE STEAK n SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code		(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On January 30, 2005, The Steak n Shake Company (the "Company" or the "Registrant") amended its existing credit agreement. The amended agreement allows the Company to borrow, on a revolving basis, up to $50,000,000, an increase of $20,000,000 in available funding. The amended credit agreement, which was effective on January 30, 2005, will mature on January 30, 2008.

    The amended credit agreement bears interest at a rate based on LIBOR plus 55 basis points or the lender's prime rate minus 100 basis points, at the election of the Company.

    The amended facility also contains a financial covenant ratio of funded debt to EBITDA, as did the prior agreement.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A
                REGISTRANT

    See discussion under Item 1.01, which is incorporated under this Item 2.03 by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

      10.1   Fourth Amendment to Credit Agreement by and between The Steak n Shake Company and Fifth Third Bank, Indiana (Central), dated January 26, 2005.

      10.2   Fifth Amendment to Credit Agreement by and between The Steak n Shake Company and Fifth Third Bank, Indiana (Central), dated January 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2005

THE STEAK n SHAKE COMPANY

                             By:     /s/ Jeffrey A. Blade
Jeffrey A. Blade, Senior Vice President and
Chief Financial Officer